SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 5, 2013

XZERES Corp.

(Exact name of registrant as specified in its charter)

Nevada	333-91191	74-2329327
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9025 SW Hillman Court, Suite 3126 Wilsonville, OR	97070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 503-388-7350

________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

On April 5, 2013, Xzeres Corp. (the “Company”) entered into consulting agreements with Hofflich & Associates, Inc. (“Hofflich”) to provide the Company with management support services including that related to financial reporting, budgeting, and general financing strategy. The Company has agreed to pay Hofflich Value a weekly fee in the amount of $17,500.

On the same day, the Company also entered into an advisory agreement with Max Value Advisors, LLC (“Max Value”) to provide the Company with strategic financial advice. The Company has agreed to pay Max Value a monthly fee in the amount of $40,000.

These agreements were required by the terms of the Company’s senior secured lending facility loan funded by Renewable Power Resources, LLC reported on Form 8K filed April 5, 2013.

The forgoing is a summary only and not a complete description of the provisions of the documents that memorialize the Agreements. The text of the operative Agreement for Consulting Services with Hofflich & Associates, Inc. and Advisory Agreement with Max Value Advisors, LLC are attached hereto as Exhibits 10.1-10.2.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
10.1	Agreement for Consulting Services with Hofflich & Associates, Inc.
10.2	Advisory Agreement with Max Value Advisors, LLC

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xzeres Corp.

/s/ Frank Greco

Frank Greco

Chief Executive Officer

Date: April 24, 2013

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